UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 5, 2017
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2017, Dr Pepper Snapple Group, Inc. ("DPS") entered into a Purchase Agreement with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the other initial purchasers named therein (the "Purchase Agreement"), providing for the issuance and sale of $400 million in aggregate principal amount of senior notes, consisting of $100 million in aggregate principal amount of its 3.430% Senior Notes due 2027 (the “2027 Notes”) and $300 million in aggregate principal amount of its 4.500% Senior Notes due 2045 (the "2045 Notes" and, together with the 2027 Notes, the "Notes") in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The 2027 Notes will be sold to investors at a price equal to 101.388% of the principal amount. The 2045 Notes will be sold to investors at a price equal to 104.969% of the principal amount, plus accrued interest from, and including, May 15, 2017. At the time of issuance, the Notes will be guaranteed by all of DPS' domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes) (the "Subsidiary Guarantors").

The 2027 Notes will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our currently outstanding 3.430% Senior Notes due 2027 (the "Existing 2027 Notes") but will be treated as a separate class of debt securities and will not be fungible with the Existing 2027 Notes unless and until we consummate a registered exchange offer.The 2045 Notes will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our currently outstanding 4.500% Senior Notes due 2045 (the "Existing 2045 Notes") but will be treated as a separate class of debt securities and will not be fungible with the Existing 2045 Notes unless and until we consummate a registered exchange offer.

Issuance and delivery of the Notes is expected to occur on June 15, 2017, subject to customary closing conditions, pursuant to the Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the "Trustee"), as supplemented by a Ninth Supplemental Indenture to be entered into among DPS, the Subsidiary Guarantors and the Trustee. DPS estimates that its net proceeds from the sale of the Notes will be approximately $413 million (after deducting initial purchaser discounts and offering expenses). DPS intends to use the net proceeds from the offering, combined with proceeds from the sale of commercial paper, to fund the purchase of its outstanding 7.45% Notes due 2038 (the "2038 Notes") and 6.82% Notes due 2018 (the "2018 Notes") validly tendered and not validly withdrawn and accepted for purchase in accordance with its previously announced cash tender offers (the "Tender Offers"), including related premiums, accrued interest and associated fees and expenses. Any net proceeds not used to purchase the 2018 Notes and the 2038 Notes validly tendered and not validly withdrawn and accepted for purchase in accordance with the Tender Offers will be used for general corporate purposes, which may include repayment of outstanding commercial paper, share repurchases, capital expenditures, working capital, future acquisitions and investments. In addition, we intend to redeem any of the 2018 Notes that remain outstanding after the completion of the Tender Offers, including related premiums, accrued interest and associated fees and expenses, through the use of any remaining net proceeds and additional proceeds from the sale of commercial paper. Pending application of the net proceeds, we intend to invest such proceeds in short-term investments.

The Purchase Agreement contains customary representations, warranties and agreements of DPS and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Purchase Agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Purchase Agreement, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 8.01 Other Events.

Pricing of Notes Offering
On June 5, 2017, the Company issued a press release announcing that the Company priced its previously announced private offering of 2027 Notes and 2045 Notes to eligible purchasers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Redemption of 2018 Notes

On June 5, 2017, DPS issued a notice to the Trustee of its intent to redeem all of the outstanding 2018 Notes on July 6, 2017 (the "Redemption Date").  The Notes will be redeemed in accordance with the terms of the Indenture (the “2008 Indenture”) dated as of April 30, 2008 between DPS and the Trustee, which governs the 2018 Notes.  The redemption price will be determined in accordance with the 2008 Indenture and will be equal to the greater of:
(i)    100% of principal amount of the 2018 Notes to be redeemed, or

(ii)
the sum of the present values of the Remaining Scheduled Payments (as defined in the 2008 Indenture) of the 2018 Notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined in the 2008 Indenture) plus 45 basis points plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date.
The information contained in this report shall not constitute a notice of redemption under the 2008 Indenture.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1
Purchase Agreement dated June 5, 2017, among Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the other initial purchasers named therein, and Dr Pepper Snapple Group, Inc.

99.1	Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — "Dr Pepper Snapple Group Announces Pricing of Senior Notes Due 2027 and Senior Notes Due 2045".

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: June 6, 2017
	By:	/s/ Wayne R. Lewis
		Name:	Wayne R. Lewis
		Title:	Vice President, Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Purchase Agreement dated June 5, 2017, among Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the other initial purchasers named therein, and Dr Pepper Snapple Group, Inc.

99.1	Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — "Dr Pepper Snapple Group Announces Pricing of Senior Notes Due 2027 and Senior Notes Due 2045".